Exhibit 3.1

NINTH AMENDED AND RESTATED BYLAWS

OF

PORTLAND GENERAL ELECTRIC COMPANY

An Oregon Corporation

Date of Adoption May 1, 1998
Amended December 31, 1999
Amended February 1, 2004
Amended March 14, 2006
Amended May 12, 2006
Amended November 15, 2006
Amended August 2, 2007
Amended May 13, 2009
Amended February 17, 2010
Amended May 11, 2011
Amended October 26, 2011
NINTH AMENDED AND RESTATED BYLAWS

OF

PORTLAND GENERAL ELECTRIC COMPANY
(An Oregon corporation)

ARTICLE I
OFFICES

1.1    Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act (the "Act") to be maintained in the State of Oregon shall be the office of the General Counsel, Portland General Electric Company, 121 SW Salmon Street, Portland, Oregon 97204, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

1.2    Other Offices. The corporation may also have offices at such other places both within and without the State of Oregon as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
SHAREHOLDERS

2.1    Annual Meeting. The annual meeting of the shareholders shall be held on the date and at the time as fixed by the Board of Directors and stated in the notice of the meeting.

2.2    Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or by the Board of Directors.

2.3    Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other places within or without the State of Oregon as may be determined by the Board of Directors.

2.4    Notice of Meetings. Written notices stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to each shareholder entitled to vote at the meeting at the shareholder's address shown in the corporation's current record of shareholders, with postage thereon pre-paid, not less than 10 nor more than 60 days before the date of the meeting and to nonvoting shareholders as required by law. Any previously scheduled meeting of the shareholders called by or at the direction of Board of Directors may be postponed, and (unless the Articles of Incorporation or applicable law otherwise provide) any such meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

2.5    Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder's attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6    Record Date.

(a)    For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor less than ten days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b)    A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c)    If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

2.7    Shareholders' List for Meeting. After a record date for a meeting is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.
2.8    Quorum; Adjournment. Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter. If, however, such quorum is not present or represented at any meeting of the shareholders, then either: (i) the chairman of the meeting, or (ii) the shareholders by the vote of the holders of a majority of votes present in person or represented by proxy at the meeting, shall have power to adjourn the meeting to a different time and place without further notice to any shareholder of any adjournment except that notice is required if a new record date is or must be set for the new meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

2.9    Voting Requirements. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Directors are elected by a plurality of votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present. Except as provided in the Act, or unless the Articles of Incorporation provide otherwise, each outstanding share is entitled to one vote on each matter voted on at a shareholders' meeting. Unless otherwise provided in the Articles of Incorporation, cumulative voting for the election of directors shall be prohibited.

2.10    Proxies.

(a)    A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder's designated officer, director, employee, agent, or attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided for in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

(b)    The death or incapacity of the shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

2.11    Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President. The Secretary, or in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.12    Inspectors of Election. Before any meeting of shareholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity and validity of proxies and ballots;

(b)    receive votes, ballots or consents;

(c)    hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)    count and tabulate all votes or consents;

(e)    determine the result; and

(f)    do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

The inspector(s) of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there is more than one (1) inspector of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

2.13    Business to be Brought before Annual Shareholder Meeting.

(a)    No business may be transacted at an annual meeting of shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 2.13.

(b)    In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Securities Exchange Act of 1934, as amended, for business to be properly brought before an annual meeting of shareholders by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(c)    To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than one hundred twenty (120) days prior to the first anniversary of the date of the prior year's annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the first anniversary of the date of the prior year's annual meeting of shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

(d)    To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(e)    No business shall be conducted at any annual meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 2.13; provided, however, that unless limited by the procedural rules adopted by the meeting or established by the presiding officer, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.13 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before such meeting in accordance with the procedures in this Section 2.13, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

2.14     Nomination of Directors.

(a)    Only persons who are nominated in accordance with the procedures in this Section 2.14 shall be eligible for election as directors of the corporation, except as may be otherwise provided in the articles of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 2.14 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 2.14. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

(b)    To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than one hundred twenty (120) days prior to the first anniversary of the date of the prior year's annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the first anniversary of the date of the prior year's annual meeting of shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

(c)    To be in proper written form, a shareholder's notice to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the nominee, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d)    No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.14. If the presiding officer at a meeting of the shareholders determines that a nomination was not made in accordance with the procedures set forth in this Section 2.14, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

2.15    Action Without a Meeting. Except as otherwise provided under the Articles of Incorporation and applicable law, and subject to restrictions on the taking of shareholder action without a meeting under applicable law or the rules of a national securities association or exchange, action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action will be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 2.15 is effective when the last shareholder signs the consent or consents, unless the consent or consents specify an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting under this Section 2.15 is the date the first shareholder signs the consent. A consent signed under this Section 2.15 has the effect of a meeting vote and may be described as such in any document.

ARTICLE III
BOARD OF DIRECTORS

3.1    Duties of Board of Directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not required by the Act, the Articles of Incorporation, or these Bylaws to be exercised or done by the shareholders.

3.2    Number, Election and Qualification. The number of directors of the corporation shall be determined from time to time by the Board of Directors. The Board of Directors may periodically change the number of directors by resolution, provided that no decrease shall have the effect of shortening the term of any incumbent director. The directors shall hold office until the next annual meeting of shareholders, and until their successors shall have been elected and qualified, until earlier death, resignation or removal or until there is a decrease in the number of directors. Directors need not be residents of the State of Oregon or shareholders of the corporation, except as otherwise required by the Board of Directors.

3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.4    Election of Chairman. At the regular meeting held after the annual meeting of shareholders, or as soon thereafter as is convenient, the Board of Directors shall elect one of its members as Chairman of the Board to serve until his or her successor shall have been elected and qualified, or until earlier death, resignation or removal, or until he or she ceases to be a director. The Chairman of the Board shall not be an officer of the corporation unless so designated by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors. In the absence of the Chairman of the Board at any meeting, the directors then present shall select one member to preside at such meeting.

3.5    Special Meetings. Special meetings of the Board of Directors may be called by a majority of the directors, or at the request of the Chairman of the Board, or, if the Chief Executive Officer is a director, by the Chief Executive Officer, or, if the President is a director, by the President. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

3.6    Notice. Notice of the date, time and place of any special meetings of the Board of Directors shall be given in any manner reasonably likely to be received at least 24 hours prior to the meeting orally or in writing by mail, telephone, voice mail or any other means provided by law. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7    Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8    Quorum; Majority Vote. Unless otherwise set forth in these Bylaws or the Articles of Incorporation, a majority of the number of directors established by the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9    Meeting by Telephone Conference; Action Without Meeting.

(a)    Members of the Board of Directors may hold a board meeting by conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(b)    Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if one or more written consents setting forth the action so taken shall be signed by each director entitled to vote on the matter. The action shall be effective on the date when the last director signs the consent, unless the consent specifies an earlier or later time. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10    Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. If the vacancy is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any vacancy not so filled by the directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11    Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a such compensation as the Board of Directors from time to time shall determine to be appropriate.

3.12    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken unless: (a) the director's dissent to, or abstention from, the action is entered in the minutes of the meeting, (b) a written dissent or abstention to the action is filed with the presiding officer of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting, or (c) the director objects at the beginning of the meeting, or promptly upon arrival, to the holding of the meeting or transacting business at the meeting. The right to dissent or abstention shall not apply to a director who voted in favor of the action.

3.13    Director Conflict of Interest.

(a)    A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director's interest in the transaction if: (1) the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction, (2) the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they authorize, approve or ratify the transaction, or (3) the transaction is fair to the corporation.

(b)    For purposes of Section 3.13(a)(1) above, a conflict of interest transaction may be authorized, approved or ratified if it receives the affirmative vote of a majority of directors or committee members thereof, who have no direct or indirect interest in the transaction. If such a majority of such members vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.

(c)    For purposes of Section 3.13(a)(1) above, a conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director, or an entity controlled by a director, who has a direct or indirect interest in the transaction may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 3.13(a)(1) above.

(d)    A director has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

3.14    Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only. A director may be removed only if the number of votes cast to remove a director exceeds the number cast not to remove the director. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

3.15    Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman of the Board or the Secretary of the corporation. Such resignation shall be effective: (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE IV
COMMITTEES OF THE BOARD

4.1    Appointment. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one or more members who serve at the pleasure of the Board of Directors. A majority of all directors in office must approve the creation of a committee and the appointment of its members. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

4.2    Limitation on Powers of a Committee. A committee shall not have or exercise any power or authority of the Board of Directors prohibited by the Act.

4.3    Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate and in accordance with the Act.
4.4    Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE V
OFFICERS

5.1    Number. The Board of Directors shall appoint a Chief Executive Officer, a President and a Secretary, with such powers and duties as set forth in these Bylaws and as prescribed by the Board of Directors. The Board of Directors may appoint such other officers and assistant officers as may be deemed necessary or desirable, with such powers and duties as set forth in these Bylaws and as prescribed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers and may prescribe the powers and duties of officers or assistant officers if such appointment and authority is authorized by the Board of Directors. Any two or more offices may be held by the same person.

5.2    Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors from time to time as determined by the Board of Directors or, if authorized pursuant to Section 5.1 of this Article V, shall be appointed at such time as determined by a duly authorized officer. Each officer shall hold office at the pleasure of the Board of Directors and until a successor shall have been duly appointed and qualified or until the officer's death, resignation or removal in the manner hereinafter provided.

5.3    Qualification. No officer need be a director, shareholder or Oregon resident, except as otherwise required by the Board of Directors.

5.4    Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors or, as allowed in Section 5.1 of this Article V, by another officer may be removed from the officer position by the Board of Directors at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.6    Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall be in general charge of the business and affairs of the corporation and shall have supervision, direction, and control of the officers of the corporation. The Chief Executive Officer shall have such other authority and perform such other duties as may be prescribed by the Board of Directors.

5.7    President. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall also be the President. The President shall have the authority and perform the duties and responsibilities prescribed by the Board of Directors.

5.8    Secretary. The Secretary shall keep the minutes of all meetings of the directors and shareholders and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall have the usual power and authority of such office. The Secretary shall have such other authority and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE VI
INDEMNIFICATION

6.1    Directors and Officers. The corporation shall indemnify to the fullest extent not prohibited by applicable law each current or former officer or director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was acting as a director, officer or agent of the corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The indemnification specifically provided hereby shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding such office.

6.2    Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Act.

6.3    No Presumption of Bad Faith. The termination of any proceeding by judgment, order,

settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

6.4    Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

(a)    furnishes the corporation a written affirmation of such person's good faith belief that such person has met the standard of conduct required by the Act and is entitled to be indemnified by the corporation; and

(b)    furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person's ability to repay such expenses, and without regard to the person's ultimate entitlement to indemnification under this Article VI or otherwise.

6.5    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Article VI shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this Article VI and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if: (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to a commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.6    Non-Exclusivity of Rights. The right conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by applicable law.

6.7    Survival of Rights. The right conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.8    Insurance. To the fullest extent permitted by the Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

6.9    Amendments. Any repeal of or modification or amendment to this Article VI shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

6.10    Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director and officer to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

6.11    Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

(a)    The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative;

(b)    The term "expenses" shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 6.5 of this Article VI, but shall not include amounts paid in settlement by the indemnified party or the amount of judgments or fines against the indemnified party;

(c)    The term "corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued;

(d)    References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

(e)    References to "other enterprises” shall include employee benefit plans; references to "fines" in the Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

ARTICLE VII
ISSUANCE OF SHARES

7.1    Certificate for Shares.

(a)    Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the Chief Executive Officer or President and the other of whom shall be the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates or shares shall be consecutively numbered or otherwise identified.

(b)    Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c)    The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificates shall be issued until a former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

7.2    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

7.3    Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signature of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

7.4    Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

7.5    Fractional Shares. The corporation shall not issue certificates for fractional shares.

ARTICLE VIII
CONTRACTS, EVIDENCE OF INDEBTEDNESS,
CHECKS AND OTHER INSTRUMENTS

8.1    Contracts. In addition to any authority provided in these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.2    Evidence of Indebtedness. Notwithstanding any other provision of these Bylaws, no indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidence of indebtedness for borrowed money shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
8.3    Checks, Drafts, Etc. Checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1    Seal. The seal of the corporation, if any, shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

9.2    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

9.3    Signatures. For purposes of any provision of these Bylaws, or any other document or instrument that requires or contemplates the signature of a director, unless otherwise required by law, the terms “signs” or “signed,” or any similar term, shall include any manual, facsimile, conformed or electronic signature.

ARTICLE X
AMENDMENTS

These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the corporation.